Exhibit 99.3
VOTE BY INTERNET — www.xxxxxxxxxxxxxxx.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-XXX-XXXX Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to. Proxy — ICO, INC. This Proxy is solicited on behalf of the Board of Directors SPECIAL MEETING OF SHAREHOLDERS — [___], 2010 The undersigned hereby appoints A. John Knapp, Jr. and Bradley T. Leuschner, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Special Meeting of Shareholders of ICO, Inc. to be held in [City], [State] on [___], 2010 (the “Special Meeting”), and any adjournment of the Special Meeting, on the matters specified on the reverse side, and in their discretion with respect to such other business as may properly come before the Special Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the Proxy Statement for the Special Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SEE REVERSE SIDE

Special Meeting Proxy Card A. Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.
For Against Abstain 1. Approval of the Merger ☐ ☐ ☐ Agreement, dated as of December 2, 2009, by and among ICO, Inc., A. Schulman, Inc. and Wildcat Spider, LLC. For Against Abstain 2. Approval of the adjournment ☐ ☐ ☐ of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. 3. WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING. B. Non-Voting Items Change of Address ¯ Please print new address below. Meeting Attendance ☐ Mark box to the right if You plan to attend the Special Meeting C. Authorized Signatures ¯ This section must be completed for your vote to be counted. ¯ Date and Sign Below INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Special Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appears hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. Date (mm/dd/yyyy) ¯ Please print date below. Signature 1 — Signature 2 ¯ Please keep Please keep signature within signature with the the box. box.